EXHIBIT 99.1

Kohlberg Capital Corporation to Release Fourth Quarter 2007 Results On March 10, 2008; Conference Call Scheduled

NEW YORK, Feb. 28, 2008 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") announced today that it will report financial results for the fourth quarter and the year ended December 31, 2007 on Monday, March 10, 2008. The Company will host an audio webcast/conference call at 9:00 a.m. Eastern Standard Time that morning to discuss the results for the quarter and the year. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-397-0300.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 90 days. The replay dial in numbers are as follows: Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820. Replay Passcode: 2490598.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CDO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

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CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com